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                                                                    EXHIBIT 10.7
                                    ADDENDUM
                              TO SCHEDULE NO. 001
                           TO MASTER LEASE AGREEMENT
                         DATED AS OF DECEMBER 31, 1998

   THIS ADDENDUM (this "ADDENDUM") amends and supplements the above referenced schedule (the "SCHEDULE") to the above referenced lease (the "LEASE"), between GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR") and MYRIAD GENETICS INC. ("LESSEE") and is hereby incorporated into the Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

    For purposes of this Schedule only, the Lease is amended as follows:

    (A)  The following is substituted in place of Section 18 of the Lease:

18. END OF BASIC TERM OPTIONS:

    At the expiration of the Basic Term (the "BASIC TERM EXPIRATION DATE"), so long as no default has occurred and is continuing hereunder and this Agreement has not been earlier terminated, Lessee shall exercise one of the following options:

a.  Renewal Option.
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    (i)    Lessee may, upon at least thirty (30)) days, but not more than ninety
(90) days, prior written notice to Lessor, extend the term of the applicable Schedule with respect to all (but not less than all) of the Equipment in such Schedule for a period to be mutually agreed upon by both Lessor and Lessee (the "RENEWAL PERIOD") for a scheduled monthly rental equal to the monthly Fair
Market Rental Value thereof determined as of the end of the Basic Term.

    (ii) The term "Fair Market Rental Value" shall mean the price which a willing lessee would pay for the rental of the Equipment in an arms-length transaction to a willing lessor under no compulsion to lease for a time period similar to the Renewal Period; provided, however, that in such determination:
(i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Agreement; (ii) in the case of any installed additions to the Equipment, same shall be valued on an installed basis; and (iii) costs of removal of the Equipment from the current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Rental Value at least sixty (60) days prior to the Basic Term Expiration Date, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Rental Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

    (iii) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after the Fair Market Rental Value is determined (by agreement or appraisal).

b.  Purchase Option.
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    (i)    Lessee may, upon at least thirty (30) days, but no more than ninety
(90) days, prior written notice to Lessor, purchase all (but not less than all) of the Equipment in any Schedule on an AS IS BASIS, without recourse to, or warranty from, Lessor for the then Fair Market Value of the Equipment (plus all applicable sales taxes). On the Basic Term Expiration Date, Lessor shall receive, in cash, the full purchase price (plus all applicable sales taxes) together with any Rent or other sums then due under the applicable Schedule on such date.

    (ii) The term "FAIR MARKET VALUE" shall mean the price which a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell; provided , however , that in such determination: (i) the
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Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Agreement; (ii) in the case of any installed Equipment, that Equipment shall be valued on an installed basis; and (iii) costs of removal of the Equipment from the current location shall not be a deduction from such valuation. Lessee shall appoint an independent appraiser (with at least one current professional designation and reasonably acceptable to Lessor) to determine Fair Market Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

    (iii) Lessee shall be deemed to have waived this option if it fails to timely provide Lessor with the required written notice of its election to exercise the same or unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after the Fair Market Value is determined (by appraisal).

c.  Return Option.  In the event Lessee fails to exercise the renewal or
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purchase option referred to above, Lessee shall return all (but not less than all) of the Equipment pursuant to the terms of Agreement and the applicable Schedule, including, without limitation, any and all return conditions. Lessee agrees that if it elects to return the equipment for the first Schedule, Lessee shall be deemed to have elected to return all other Schedules under this Agreement in which General Electric Capital Corporation is the "Lessor".

    (B) The following is substituted  in place of Section 17 of the Lease:
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17. EARLY PURCHASE OPTION.

    (a) Provided that the Lease has not been earlier terminated and provided further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee, Lessee may, UPON AT LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase all (but not less than all) of the Equipment listed and described in this Schedule on the rent payment date (the "EARLY PURCHASE DATE") which is 40 months from the Basic Term Commencement Date of the Schedule for a price equal to $ 955,181.32( the "FMV EARLY OPTION PRICE"), plus all applicable sales taxes on an AS IS BASIS. Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in Section 18(b) hereof) of the Equipment at the time the option is exercisable. Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted by Sections 7 or 9 of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement. (The purchase option granted by this subsection shall be referred to herein as the "EARLY PURCHASE OPTION".)

    (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Option Date, Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay the FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash.


Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

    IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                 LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION    MYRIAD GENETICS INC.

By:    /s/ Annette Scallion             By:    /s/ Jay M. Moyes
   ----------------------------------      -----------------------

Name:  Annette Scallion                 Name:  Jay M. Moyes
     --------------------------------        ---------------------

Title: Senior Transaction Coordinator   Title: V.P. Finance/C.F.O.
      -------------------------------         --------------------

                                        Attest:

                                        By:    /s/ Jeff Johnson
                                           -----------------------

                                        Name:  Jeff Johnson
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